AGREEMENT


         AGREEMENT made as of the 21st day of November, 1999 by and between GO CALL, INC., a Delaware corporation with offices at 15 Queen Street East, Cambridge, ON N3C2A7 (GO) and Melissa Blake, residing at 741 North Vista Street, Los Angeles, California ("Consultant")

         In consideration of their mutual covenants and undertakings hereunder, the parties agree as follows:

1. CONSULTING. GO hereby contracts with Consultant and Consultant hereby contracts with GO, subject to the terms and conditions of this agreement.
2.   TERM. This agreement shall be on a month to month basis.
3. DUTIES. Consultant shall perform the duties of the controller of GO, and shall perform the typical duties of a controller during the term hereof. Consultant shall devote substantially all of her business time and energy to the affairs of the Employer and shall at all times use her best efforts to further the interests of GO. Consultant shall perform her duties in Los Angeles, California, except for a reasonable number of business trips in connection with the performance of her duties.
4. STOCK. Consultant shall accrue 5,000 shares 144 restricted common stock of GO per month. This stock will be accrued for each month that runs from the 22nd of a month through the 21st of the following month. How and when this stock is issued will be addressed in an addendum to this agreement.
5. COMPENSATION. During the term of this agreement, Consultant shall receive $5,000 per month, with each month running from the 22nd of a month through the 21st of the following month. Her compensation shall be subject to review at 90-day intervals over the term of this agreement.
6. TERMINATION PROVISIONS. In the event that Consultant or GO exercises its right of termination, two weeks notice is required by either party. If termination occurs mid month, the proportional amount of stock and earnings are due.
7. HOLIDAYS. Holidays are paid. These holidays will include, but are not limited to Thanksgiving weekend, Christmas, New Years, Memorial Day, Fourth of July, Labor Day.
8. CONFIDENTIALITY. During the term of this contract, Consultant will be exposed to information regarding GO's technology and business strategy which is highly confidential, and the dissemination of such confidential information would be extremely detrimental to the interests of GO. Accordingly, Consultant covenants and agrees, that, except as required in the performance of her duties, not to reveal to anyone outside of GO's officers and directors any information regarding GO's financial condition, its technology or its business strategy, either during the term of her contract, or thereafter, for a period of five years following the term hereof.

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9.   ENTIRE AGREEMENT. This agreement of even date, represents the entire agreement of the parties with respect to its subject matter. Neither party has made any representations, warranties or agreements with the other, except as set forth herein.
10. NOTICES. All notices hereunder shall be sent be facsimile or e-mail to the parties at their addresses indicated below: To GO: facsimile: ###-##-####; e-mail:susan@goca.com. To Melissa Blake: facsimile: 323-658-6112; e-mail: pmichkin@ earthlink.net. Either party, by like notice similarly sent, may specify a new notice address for such party.
11. MISCELLANEOUS. This agreement may not be modified except in a writing signed by both parties. This agreement is binding upon the parties and their heirs, successors and assigns; provided that the parties may not assign this agreement without mutual written consent, except that contractor may assign this agreement to her wholly-owned personal service corporation, provided that such corporation furnishes the personal services of contractor as contemplated hereby.
12. EXPENSES. Consultant shall be reimbursed for out-of-pocket expenses such as long-distance telephone calls, overnight delivery services, duplicating services, etc. incurred by her on behalf of GO, provided that she shall obtain prior written approval for any item over $500.


     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


     Go Call, Inc.


     /S/ Michael Ruge
     ------------------------
      BY: Michael Ruge, CEO of Go Call, Inc.


     /S/ Melissa Blake
     -----------------------------
     By: MELISSA BLAKE